April 21, 2009



Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for Cape Bancorp, Inc. and, under the date of March 16, 2009, we reported on the consolidated financial statements of Cape Bancorp, Inc. as of December 31, 2008 and 2007, and for each of the three years ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008. On April 16, 2009, our appointment as principal accountants was terminated. We have read Cape Bancorp, Inc.'s statements included under Item 4.01 of its Form 8-K dated April 17, 2009, and we agree with such statements as they pertain to us.


/s/ Crowe Horwath LLP

Crowe Horwath LLP
Livingston, New Jersey

cc:   Mr. Louis H. Griesbach, Jr.
      Audit Committee Chairman
      Cape Bancorp, Inc.